UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 1, 2005

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	0-15829 (Commission File Number)	56-1355866 (IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into Material Definitive Agreement.

       On  February 1, 2005, Robert O. Bratton ("Mr. Bratton"), the Chief Financial Officer of First Charter Corporation (the "Registrant"), announced that he will retire from the Registrant, effective March 31, 2005.  He will cease to serve as Chief Financial Officer and Treasurer of the Registrant on March 17, 2005.  Charles A. Caswell ("Mr. Caswell), who will commence his employment with the Registrant as Executive Vice President on February 14, 2005, will be appointed the Chief Financial Officer and Treasurer of the Registrant, effective March 17, 2005.

     On  February 1, 2005, the Registrant issued a news release announcing the retirement of Mr. Bratton and the appointment of Mr. Caswell as his successor.  A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

a) Bratton Separation Agreement.

     In connection with his retirement, the Registrant and Mr. Bratton have entered into a Separation Agreement and Release (the "Separation Agreement") dated as of February 1, 2005.  Pursuant to the Separation Agreement, the parties have agreed, subject to the satisfaction of certain conditions, that, among other things, (1) Mr. Bratton will commence his transition from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Registrant on February 1, 2005 (the "Transition Date"), (2) Mr. Bratton will continue to be employed by, and will continue to receive his current regular compensation, benefits and any earned incentive compensation from, the Registrant after the Transition Date until March 31, 2005 (the "Separation Date"), (3) Mr. Bratton will receive severance pay in the amount of $658,757, in equal installments for a period of thirty-six months (the "Payment Period"), less appropriate deductions, including state and federal taxes, (4) during the Payment Period, the Registrant will continue to provide Mr. Bratton and his eligible dependents with his current group health, dental and life insurance, supplemental life insurance and disability benefits, subject to the terms and provisions of the applicable plans, (5) Mr. Bratton will receive a payment from the Registrant in the aggregate amount of $177,784 in lieu of his regular Incentive Plan payments as if he had continued to be employed by the Registrant through March 31, 2008, in three equal payments of $59,261 at the same time as each of the regular plan payments would have been payable for 2005, 2006, and 2007, in each case, less appropriate deductions, including state and federal taxes, (6) any current unexercised, non-vested options to purchase the Registrant's common stock previously granted to Mr. Bratton under the Registrant's Omnibus Stock Option Award Plan and Comprehensive Stock Plan will become fully vested on the Separation Date, and Mr. Bratton will be required to exercise all such outstanding, non-lapsed vested stock options within ninety days of the Separation Date, and (7) Mr. Bratton will be entitled to outplacement services, continued payment of general membership dues, fees and assessments for clubs of which he is currently a member, retention of his company issued laptop computer and personal digital organizer, and a lump sum payment of $50,625 in lieu of continued company car use.  In addition, the excess parachute payment provisions contained in the Bratton Employment Agreement (as defined in Item 1.02 of this Form 8-K) have been retained.

     In exchange for the severance and other benefits contained in the Separation Agreement, Mr. Bratton has agreed to, among other things, (1) honor the existing confidentiality, return of records and non-competition provisions of the Bratton Employment Agreement, and (2) fully release the Registrant, and its subsidiaries and affiliate companies from all claims, subject to limited exceptions.

     A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  As required by law, Mr. Bratton has a right to revoke the Separation Agreement for a period of seven days following February 1, 2005.  Consequently, the Separation Agreement will not become effective and enforceable against the parties, and the severance payments and benefits contemplated by the Separation Agreement will not become payable, until February 9, 2005.

b) Caswell Employment Arrangement.

     The Registrant and Mr. Caswell are parties to an employment offer letter dated as of January 27, 2005 (the "Offer Letter").  Pursuant to the Offer Letter, the parties have agreed that Mr. Caswell, among other things, (1) will be employed by the Registrant as Executive Vice President, effective February 14, 2005 (the "Commencement Date"), and will assume his duties as Chief Financial Officer and Treasurer of the Registrant on March 17, 2005, (2) will receive a bi-weekly base salary of $8,654, (3) will be a participant in each of the Registrant's Annual Incentive Plan for 2005 and the Registrant's Long Term Incentive Plan for 2006, (3) will receive an award of the Registrant's common stock in the amount of 5,000 restricted shares, that will vest in 1,000 share increments over five years, (4) will be granted an Incentive Stock Option to purchase 10,000 shares of the Registrant's common stock that will vest in 2,000 share increments over five years, to be exercisable at the fair market value of the Registrant's common stock on the Commencement Date, and (5) will be provided with an employment agreement with the Registrant providing, among other things, continued compensation in the event of a change-in-control of the Registrant and non-compete and confidentiality protections to the Registrant.

Item 1.02  Termination of a Material Definitive Agreement.

        Pursuant to the terms of the Separation Agreement as described in Item 1.01, which is incorporated herein by reference, the parties to the Separation Agreement have agreed that, with the exception of the provisions related to confidentiality, the return of records and non-competition, which shall remain in full force and effect, the Amended and Restated Employment Agreement between the Registrant and Mr. Bratton, dated as of December 19, 2001 (the "Bratton Employment Agreement") will terminate, effective March 31, 2005.   The Bratton Employment Agreement was previously filed by the Registrant as Exhibit 10.5 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2001.  A description of the Bratton Employment Agreement is included in the Registrant's Definitive Proxy Statement on Schedule 14A dated March 17, 2004 under the heading "Change in Control and Employment Agreements" and is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     In connection with the Separation Agreement described in Item 1.01 of this Form 8-K, Mr. Bratton will retire from the Registrant, effective March 31, 2005.  He will cease to serve as Chief Financial Officer and Treasurer of the Registrant on March 17, 2005.

     Mr. Caswell, 42, will commence his employment with the Registrant as Executive Vice President, effective February 14, 2005, and will assume his duties as Chief Financial Officer and Treasurer of the Registrant on March 17, 2005.  Mr. Caswell has served as Executive Vice President and the Chief Financial Officer for Integra Bank Corporation, a bank holding company headquartered in Evansville, Indiana, since October 2002.  Prior to that time, Mr. Caswell spent five years at RBC Centura Banks, Inc. and its predecessor, a bank holding company headquartered in Rocky Mount, North Carolina, beginning in 1997, where he served as Treasurer from 1997 to 2001, and Chief Financial Officer from 2001 to 2002.  Mr. Caswell does not have a family relationship as close as first cousin with any director or executive officer.  There have been no transactions, or series of similar transactions, since the beginning of the Registrant's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Registrant or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which  Mr. Caswell, or any member of his immediate family, has or will have a direct or indirect material interest.

Item 9.01  Financial Statements and Exhibits.

(c)        Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1 99.1	Separation Agreement, dated February 1, 2005, by and between the Registrant and Robert O. Bratton. News Release disseminated on February 1, 2005 by the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                      FIRST CHARTER CORPORATION

                                                                     By:       /s/ LAWRENCE M. KIMBROUGH
                                                                                      Lawrence M. Kimbrough
                                                                                      President and Chief Executive Officer

Dated:  February 1, 2005

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1 99.1	Separation Agreement, dated February 1, 2005, by and between the Registrant and Robert O. Bratton. News Release disseminated on February 1, 2005 by the Registrant.